                                                                    EXHIBIT 1(c)

                                  JANUS ADVISER

                  CERTIFICATE OF AMENDMENT REDESIGNATING SERIES


         The undersigned, being the Secretary of Janus Adviser, a trust with transferable shares of the type commonly called a Delaware Statutory trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 7.3 of the Amended and Restated Trust Instrument, dated May 9, 2003, as may be amended from time to time (the "Trust Instrument"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on August 5, 2003, the Trust Instrument is amended as follows:

         The first paragraph of Section 4.2 of the Trust Instrument is hereby amended to reflect the redesignation of Janus International Equity Fund as "International Equity Fund" and the redesignation of Janus U.S. Value Fund as "U.S. Value Fund."

         IN WITNESS WHEREOF, the undersigned has set her hand and seal this 5th day of August, 2003.


                                              /s/ Kelley Abbott Howes
                                              ----------------------------------
                                              Kelley Abbott Howes, Secretary

                                                                    EXHIBIT 1(c)


STATE OF COLORADO              )
                               )     ss.
CITY AND COUNTY OF DENVER      )

         BEFORE ME, the undersigned authority, on this day personally appeared Kelley Abbott Howes, Secretary of Janus Adviser, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 5th day of August, 2003.



My Commission Expires:                        /s/ Paula J. Adler
7/17/2004                                     ------------------
----------------------                        Notary Public

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